C&S-515 (Rev. 1-83)

874EW1780 1002 ORG&FI $10.00

874EW6000 1012 ORG&FI $10.00

MICHIGAN D 871BW9123 1015 ORG&FI $25.00 D SECURITIES BUREAU

(FOR BUREAU USE ONLY)	Date Received
FILED OCT 19 1987 Administrator MICHIGAN DEPARTMENT OF COMMERCE Corporation & Securities Bureau	OCT 01 1987

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

For use by Domestic Corporations

(Please read instructions on last page before completing form)

Pursuant to the provisions of Act 284, Public Acts of 1972, as amended (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1. The name of the corporation is: CAPITOL BANCORP LTD.

2. The corporation identification number (CID) assigned by the Bureau is: 246-688

3. The location of its registered office is:
One Business & Trade Center
200 Washington Square North (Street Address), Lansing (City), Michigan 48933 (ZIP Code)

4. Article III of the Articles of Incorporation is hereby amended to read as follows:

The total authorized capital stock is 10,000,000 common shares at a par value of .01 per share.

Article VI of the Articles of Incorporation is hereby added to read as follows:

[Please see the attached sheet.]

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[redacted] C. [redacted]

5. The foregoing amendment to the Articles of Incorporation was duly adopted on the

1st day of September, 19 87, in accordance with the provisions of the Act.

This Amendment (Complete and execute either a or b below, but not both.)

a. ☐ was duly adopted by the unanimous consent of the incorporator(s) before the first meeting of the board of directors or trustees.

Signed this ______ day of ______________________________, 19 ______.

______________________________ ______________________________

______________________________ ______________________________

______________________________ ______________________________

______________________________ ______________________________

(Signatures of all incorporators; type or print name under each signature)

b. (Check one of the following)

☐ was duly adopted by the shareholders or members, or by the directors if it is a nonprofit corporation organized on a nonstock directorship basis, in accordance with Section 611(2) of the Act. The necessary votes were cast in favor of the amendment.

☐ was duly adopted by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407 (1) and (2) of the Act. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

XX was duly adopted by written consent of all the shareholders or members entitled to vote in accordance with Section 407 (3) of the Act.

Signed this 29 day of September, 19 87

By ______________________________
(Signature)

JOSEPH D. REID
President of CAPITOL BANCORP LTD.
(Type or Print Name and Title)

C&S-515 (Rev. 1-83)

DOCUMENT WILL BE RETURNED TO NAME AND MAILING ADDRESS INDICATED IN THE BOX BELOW. Include name, street and number (or P.O. box), city, state and ZIP code.

JOSEPH D. REID, President, Capitol Bancorp Ltd.
One Business & Trade Center
200 Washington Square North
Lansing, MI 48933

Telephone:
Area Code 517
Number 487-6566

INFORMATION AND INSTRUCTIONS

1. Submit one original copy of this document. Upon filing, a microfilm copy will be prepared for the records of the Corporation and Securities Bureau. The original copy will be returned to the address appearing in the box above as evidence of filing.

   Since this document must be microfilmed, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

2. This document is to be used pursuant to the provisions of section 631 of the Act for the purpose of amending the articles of incorporation of a domestic corporation.

3. Item 2 — Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

4. Item 4 — The entire article being amended must be set forth in its entirety. However, if the article being amended is divided into separately identified sections, only the sections being amended need be included.

5. This document is effective on the date approved and filed by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated.

6. If the amendment is adopted before the first meeting of the board of directors, item 5(a) must be completed and signed in ink by all of the incorporators. If the amendment is otherwise adopted, item 5(b) must be completed and signed in ink by the president, vice-president, chairperson, or vice-chairperson of the corporation.

7. FEES: Filing fee (Make remittance payable to State of Michigan) $10.00

   Franchise fee for profit corporations (payable only if authorized capital stock has increased) —1/2 mill (.0005) on each dollar of increase over highest previous authorized capital stock.

8. Mail form and fee to:

   Michigan Department of Commerce
   Corporation and Securities Bureau
   Corporation Division
   P.O. Box 30054
   Lansing, Michigan 48909
   Telephone: (517) 373-0493

CAPITOL BANCORP LTD.

ARTICLE VI

Any person shall be indemnified and reimbursed by the Bank for expenses reasonably incurred by him and liabilities imposed upon him in connection with or arising out of any action, suit or proceeding, civil or criminal, or threat thereof, in which he may be involved by reason of his being or having been a director, officer, or employee of the Bank or of any firm, corporation or organization which he served in any capacity at the request of the Bank; provided, however, that no person shall be so indemnified or reimbursed (a) in relation to any matter in such action, suit or proceeding as to which he shall finally be adjudged to have been guilty of breach of duty as a director, officer, or employee of the Bank or (b) in relation to any matter in such action, suit or proceeding, or threat thereof, which has been made the subject of a compromise settlement, unless in either such case such person acted in good faith for a purpose which he reasonably believed to be in the best interests of the Bank and, in a criminal action or proceeding, in addition, had no reasonable cause to believe that his conduct was unlawful. The determination whether the conduct of such person met the standard required in order to entitle him to indemnification and reimbursement in relation to any matter described in (a) or (b) of the preceding sentence may only be made by the holders of record of a majority of the outstanding shares of the Bank or by a court of competent jurisdiction. No adjudication of liability or guilt as to such person shall in itself create a presumption that he did not meet the standard of conduct required in order to entitle him to indemnification and reimbursement hereunder. Neither the Bank or its directors or officers shall be liable to anyone for any determination of such directors or officers as to the existence or absence of conduct which would provide a basis for making or refusing to make any payment hereunder or for taking or omitting to take any other action hereunder, in reliance upon the advice of counsel. A court of competent jurisdiction may make a determination as to the right of a person to indemnification and reimbursement hereunder in any specific case upon the application of such person, despite the failure or refusal of the shareholders to make provision therefor. The foregoing right of indemnification and reimbursement shall not be exclusive of other rights to which such person may be entitled as a matter of law and shall inure to the benefit of his heirs, executors and administrators.